WEINSTEIN & CO.

CERTIFIED PUBLIC ACCOUNTANTS

Date : **November 10th, 2013**

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Boston Investment and Development Corp.

We hereby consent to the inclusion in this Amendment No. 4 to Registration Statement (the "Registration Statement") on Form S-1/A of Boston Investment and Development Corp (the "Company") of our report, dated May 30, 2013, with respect to our audit of the financial statements of the Company as of March 31, 2013 and the results of its operations and cash flows for the period of inception (January 23, 2013) through March 31, 2013, included in the filing of this Registration Statement.

We also consent to the reference to us under the heading "Interest of named experts and counsel" in such Registration Statement.

Sincerely,

/s/ Dov Weinstein & Co. C.P.A (Isr)

Jerusalem, Israel

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WEINSTEIN
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